EXHIBIT 23(B)
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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholder
Insilco Technologies, Inc.:


We consent to the inclusion in Form 10-K of Insilco Technologies, Inc. of our report dated February 2, 2001, with respect to the consolidated balance sheet of Insilco Technologies, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholder's deficit, and cash flows for the years ended December 31, 2000 and 1999, and the related consolidated financial statement schedule.

/S/ KPMG LLP

Columbus, Ohio
April 1, 2002